Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
LENNOX INTERNATIONAL INC.
(A DELAWARE CORPORATION)
as of
December 13, 2013
ARTICLE I.

OFFICES
Section 1.Registered Office. The registered office of Lennox International Inc. (the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be Corporation Service Company.
Section 2.Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II.

MEETINGS OF STOCKHOLDERS
Section 1.Place of Meeting. All meetings of the stockholders shall be held at the principal executive offices of the Corporation or at such other places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, the Chairman of the Board, or the President. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt from time to time. The Board of Directors may cancel or reschedule to an earlier or later date any previously scheduled annual or special meeting of stockholders.
Section 2.Annual Meetings. The annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as may from time to time be established by the Board of Directors, the Chairman of the Board, or the President.
Section 3.Special Meetings. Except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may be called only by (i) the Board of Directors, (ii) the Chairman of the Board, or (iii) the President. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.
Section 4.Notice of Meetings. Except as otherwise provided in this Section 4 or by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, or may be sent by electronic transmission as provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”), to each stockholder of

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record entitled to notice of the meeting, unless the meeting is called for the purpose of acting on an agreement of merger or consolidation involving the Corporation or for the purpose of authorizing the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, in which case the notice of the meeting shall be given at least twenty (20) days prior to the date of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and, if sent electronically, it shall be deemed effective as provided in Section 232 of the DGCL. Each such notice shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Article X of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.
Whenever notice is required to be given by these Bylaws or by law to any stockholder the giving of such notice to such person shall not be required if (i) notice of two consecutive annual meetings of the stockholders, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.
Section 5.Quorum. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to be voted, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders such that less than a quorum remains present at the meeting.
Section 6.Adjournments. In the absence of a quorum, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time. If it appears that such quorum is not present or represented at any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, subject to giving notice of the adjourned meeting if required by Section 4 above. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 7.Order of Business. At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules,

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regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
Section 8.List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation to prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
Section 9.Voting.
(a)Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder of record shall be entitled at each meeting of the stockholders to one vote for each share of stock which has voting power upon the matter in question, registered in such stockholder’s name on the books of the Corporation:
(i)on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
(ii)if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact or by any other means which constitutes a valid grant of a proxy under the DGCL. Any such proxy relating to a meeting of stockholders shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date than the original proxy with the Secretary of the Corporation.
Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.
(b)At each meeting of the stockholders, all matters, other than the election of directors, submitted to the stockholders at any meeting (except as otherwise required by the rules and regulations of the New York Stock Exchange, the Certificate of Incorporation, these Bylaws or law) shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon.

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(c)Except as provided in these Bylaws, each director shall be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if at the close of the notice periods set forth in Section 3 of Article III, the chairman of the meeting of stockholders (as described therein) determines that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. For purposes of these Bylaws, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.
The Governance Committee of the Board of Directors has established procedures under which a director who does not receive a majority of the votes cast in a non-Contested Election shall offer to tender his or her resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance Committee or the decision of the Board of Directors with respect to his or her resignation.
If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 13 or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 2.
Section 10.Inspectors. Except as otherwise provided by law, either the Board of Directors or, in the absence of a designation of inspectors by the Board of Directors, the chairman of any meeting of stockholders shall appoint one or more inspectors to act at any meeting of stockholders and to make a written report thereof. Such inspectors shall perform such duties as shall be specified by the DGCL, the Board of Directors or the chairman of the meeting and take any oath and sign any document required by the DGCL. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting will appoint one or more inspectors to act at the meeting.
Section 11.Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may not be effected by consent in writing in lieu of a meeting by such stockholders.
Section 12.Notice of Stockholder Proposals.
(a)Business to be Conducted at Annual Meeting. At a meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted

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upon, as shall have been properly brought before the meeting. To be properly brought before a meeting, business or a proposal must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (ii) otherwise be properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise (1) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (2) constitute a proper subject to be brought before such meeting. For the avoidance of doubt, clause (iii) will be the exclusive means for a stockholder to submit business before an annual meeting or special meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (such act, and the Rules and Regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors).
(b)Timely Notice. For business or a proposal to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary: (i) with respect to an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days in advance of such meeting; and (ii) with respect to any special meeting of stockholders, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to the stockholders, to be timely, notice of a proposal delivered by the stockholder must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to the stockholders.
(c)Required Form for Stockholder Proposal. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder (the “Proposing Person”) proposes to bring before the meeting of stockholders:
(i)a brief description and the text (including the text of any resolutions proposed for consideration) of the business or proposal desired to be brought before the meeting, the reasons for conducting such business at the meeting and the detailed reasons why the implementation of such business or proposal would be in the best interest of the Corporation and all its stockholders;
(ii)the name and address, as they appear on the Corporation’s books, of the Proposing Person;
(iii)the class or series of stock and number of shares of such class or series of stock which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person except that such Proposing Person shall in all events be deemed to beneficially own any shares or any class or series of the Corporation’s securities as to which such Proposing Person has a right to acquire beneficial ownership immediately or only after passage of time;
(iv)a representation (1) that the Proposing Person is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting and (2) as to whether the Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal;

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(v)a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of stock of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of stock of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and (2) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s stock, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (v) being a “Derivative Interest”);
(vi)any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;
(vii)any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;
(viii)any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests;
(ix)any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting, and
(x)any material interest of the Proposing Person in such business, including a description in reasonable detail of all agreements, understandings and arrangements between the Proposing Person and any other person or entity related in any way to the proposal.
The Proposing Person shall also provide the information described in clauses (i) through (x) above for any person or entity Acting in Concert (as defined below) with the Proposing Person. “Acting in Concert” means a situation where the Proposing Person or another entity or person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation or any of its securities in parallel with the Proposing Person or other person or entity where: (1) each person or entity is conscious of the other person’s or entity’s conduct or intent and this awareness is an element of the decision-making process and (2) at least one additional factor suggests that such persons or entities intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel.
No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 12. The Board of Directors may reject any

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stockholder proposal submitted for consideration at a meeting of stockholders which is not made in accordance with the terms of this Section 12 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any such stockholder proposal, the chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions hereof. The Board of Directors or, as the case may be, the chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors’ or, as the case may be, the chairman’s ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.
If the Proposing Person does not appear at the meeting to represent its proposal, such proposal will be disregarded (even if proxies have been solicited, obtained or delivered). The Proposing Person shall update and supplement the information contained in the notice so that the information is true and correct at all times up to the date of the meeting (including any date as to which the meeting is recessed, adjourned or postponed) and shall deliver such update and supplement to the Secretary of the Corporation at the principal executive offices of the Corporation as promptly as possible.
ARTICLE III.

BOARD OF DIRECTORS
Section 1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.
Section 2.Number, Qualifications and Election. The exact number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors; provided, however, that the number so fixed shall not be less than three nor more than fifteen; and provided further that no decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director.
Each director shall be at least twenty-one (21) years of age. Directors need not be stockholders of the Corporation.
The Board of Directors is specifically authorized to divide the Board of Directors into three classes, as authorized by the DGCL and the Certificate of Incorporation, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits. The term of office of each class shall expire at the third annual meeting of stockholders for election of directors following the election of such class, except that the initial term of office of the Class I directors shall expire at the annual meeting of stockholders in 1996, the initial term of office of the Class II directors shall expire at the annual meeting of stockholders in 1997 and the initial term of office of the Class III directors shall expire at the annual meeting of stockholders in 1998. At each annual meeting of stockholders, directors of the class whose term then expires shall be elected for a full term of three (3) years to succeed the

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directors of such class so that the term of office of the directors of one class shall expire in each year.
The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 3.Notification of Nominations. Except for directors elected pursuant to the provisions of Section 13 of this Article III, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provisions of this Section 3 may be elected to and may serve upon the Board of Directors of the Corporation. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors (the “Nominating Person”) may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of the Nominating Person’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary: (i) with respect to an election to be held at an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice of a nomination delivered by such stockholder must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders.
Each such notice shall set forth:
(a)the name, age, business address and residence address, and the principal occupation or employment of the Nominating Person and any nominee proposed in such notice;
(b)the name and address of the Nominating Person as the same appears in the Corporation’s stock ledger;
(c)a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and the number of shares of stock of the Corporation which are beneficially owned by the Nominating Person and by any such nominee, person or persons (including any shares as to which the Nominating Person and nominee has a right to acquire beneficial ownership, whether exercisable immediately or only after passage of time);
(d)a description of all arrangements or understandings between the Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(e)all the information required by Article II, Section 12 of these Bylaws as if the Nominating Person and nominee was a Proposing Person, including any information related to a person or entity Acting in Concert (except that “Nominating Person” and “nominee” shall be substituted for “Proposing Person” in all applicable places in such Section and any references to “business” or “proposal” in such Section 12 will be deemed to be a reference to the “nomination” contemplated by this Article III, Section 3) and

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(f)such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission soliciting proxies for the election of such nominee, had the Corporation been subject to such proxy rules and had the nominee been nominated, or intended to be nominated, by the Board of Directors.
At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 3 to be set forth in a Nominating Person’s notice of nomination which pertains to the nominee, as well as any other information reasonably requested related to the nominee’s qualifications and eligibility.
To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected. In addition, any nominee must provide a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if (s)he should so determine, (s)he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered. The chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and such chairman’s ruling thereon shall be final and conclusive.
If the Nominating Person does not appear at the meeting to represent its proposal, such proposal will be disregarded (even if proxies have been solicited, obtained or delivered). The Nominating Person shall update and supplement the information contained in the notice so that the information is true and correct at all times up to the date of the meeting (including any date as to which the meeting is recessed, adjourned or postponed) and shall deliver such update and supplement to the Secretary of the Corporation at the principal executive offices of the Corporation as promptly as possible.
Section 4.Quorum and Manner of Acting. Except as otherwise provided by law or these Bylaws, (i) a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and (ii) the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws require a vote of a greater number. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

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Section 5.Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
Section 6.Annual Meetings. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of stockholders, and at the same place, unless such time or place shall be changed by the Board of Directors.
Section 7.Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.
Section 8.Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by any two or more directors.
Section 9.Notice of Meetings. Notice of annual and regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, not later than the third day before the day on which the meeting is to be held or shall be sent to such director at such place by facsimile transmission, telegram or telex or be given personally or by telephone, not later than the day before the meeting is to be held, or may be sent by electronic transmission (which shall be deemed effective as set forth in Section 232 of the DGCL), but notice need not be given to any director who shall waive notice thereof as provided in Article X of these Bylaws. Every such notice shall state the time and place but need not state the purpose of the meeting.
Section 10.Participation in Meetings by Means of Communication Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 11.Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.
Section 12.Resignations; Removal. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary, or as determined by the Board of Directors. If no such specification is made, it shall be deemed effective as determined by the Board of Directors. When one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold

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office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified. Unless otherwise provided in the Certificate of Incorporation, a director may be removed from office only for cause and by the affirmative vote of the holders of not less than eighty percent (80%) of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors at a special meeting of stockholders called expressly for that purpose.
Section 13.Vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen, and until their successors are duly elected and shall qualify, unless sooner displaced. A vacancy in the Board of Directors shall be deemed to exist under this Section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors. If there are no directors in office then an election of directors may be held in the manner provided by the statutes.
Section 14.Compensation. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (an “outside director”), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each outside director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.
Section 15.Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purpose, if: (i) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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ARTICLE IV.

COMMITTEES
Section 1.Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board of Directors has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or Section 252 of the DGCL; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.
Section 2.Procedure, Quorum, Meetings. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. A majority of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, may determine its action and fix the time and place of its regular and special meetings by resolution or otherwise (unless the Board of Directors shall otherwise provide) and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee shall keep minutes of its meetings and report to the Board of Directors when required. The Board of Directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board of Directors shall be sent by mail, facsimile transmission, electronically (as provided in Section 232 of the DGCL), telegram, telex or telephone, or be delivered personally, to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall waive notice thereof as provided in Article X of these Bylaws. Any regular or special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. Each committee of the Board of

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Directors may adopt such rules and regulations not inconsistent with the law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee deems proper.
ARTICLE V.

OFFICERS
Section 1.Number, Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, President or one or more Vice Presidents as may be determined from time to time by the Board of Directors (and in the case of each such Vice President, with such descriptive title, if any, including that of Executive Vice President, as the Board of Directors shall deem appropriate), a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been elected and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.
Section 2.Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom such power may be conferred by the Board of Directors.
Section 3.Resignation. Any officer may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of delivery of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.
Section 5.Chairman of the Board. The Chairman of the Board shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chairman of the Board shall, if present, preside at meetings of the stockholders and meetings of the Board of Directors. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time determine. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same.
Section 6.President. The President shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and meetings of the Board of Directors. The President shall counsel with and advise the Chairman of the Board and perform such other duties as the Board of Directors, any committee thereof or the Chairman of the Board may from time to time determine. The President may sign and execute in the name of the

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Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same.
Section 7.Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board, the President or the Board of Directors or any committee thereof. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same.
Section 8.Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the President, the Board of Directors or a committee thereof. The Board may require the Treasurer to give security for the faithful performance of such person’s duties.
Section 9.Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation (if one is adopted) and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the stock ledger books and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board, the President or the Board of Directors or a committee thereof.
Section 10.Assistant Treasurers and Assistant Secretaries. If elected, the Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors or a committee thereof. The Board may require any Assistant Treasurer to give security for the faithful performance of such person’s duties.
ARTICLE VI.

INDEMNIFICATION
Section 1.General. Each person who at any time shall serve or shall have served as a Director or officer of the Corporation, or any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Corporation as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended. The Corporation may indemnify any other person, to the same extent and subject to the same limitations specified in the immediately preceding sentence, by reason of the fact that such other person is or was an employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise. The foregoing right of indemnification and advancement of expenses provided shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to

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indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who served in such capacity at any time while this Article and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Any repeal or modification of this Article shall not affect any rights or obligations then existing. Without limiting the provisions of this Article, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.
Section 2.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have had the power to indemnify such person against such liability under the applicable provisions of this Article VI or the DGCL.
ARTICLE VII.

CAPITAL STOCK
Section 1.Certificates for Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors and shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation (if one has been adopted), which may be by a facsimile thereof. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of issue.
The stock ledger and blank share certificates shall be kept by the Secretary or a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.
Section 2.Transfer of Shares. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent or registrar for such stock, if any, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require and the payment of all taxes thereon. If the shares are certificated, such transfer shall be made by the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power. If the shares are uncertificated, such transfer shall be made upon proper instructions from the holder of the uncertificated shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and both the transferee and transferor shall request the Corporation to do so, and written notice thereof shall be given to the Secretary or to such transfer agent or

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registrar, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 3.Address of Stockholders. Each stockholder shall designate to the Secretary or transfer agent or registrar of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Corporation or at such person’s last known post office address.
Section 4.Lost, Destroyed and Mutilated Certificates. The holder of any certificated share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. Upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, the Corporation may issue to such holder (i) a new certificate or certificates for shares or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation. The Board of Directors, or a committee designated thereby, may, in its discretion and as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates or uncertificated shares.
Section 5.Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of new certificates or uncertificated shares in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.
Section 6.Fixing Record Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and shall be required to do so as provided in Article II, Section 4.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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ARTICLE VIII.

SEAL
The Board of Directors may provide a corporate seal, which, if adopted, shall be in the form of a circle and shall bear the full name of the Corporation and the words “Corporate Seal Delaware” or such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE IX.

FISCAL YEAR
The twelve-month period ending at midnight on December 31 in each year shall be the fiscal year of the Corporation.
ARTICLE X.

WAIVER OF NOTICE
Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, the Board of Directors or any committee of the Board of Directors need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE XI.

AMENDMENTS
To the extent permitted by law and the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Board of Directors at any annual, regular or special meeting of the Board of Directors. Notwithstanding the foregoing, the stockholders of the Corporation entitled to vote may adopt, amend or repeal these Bylaws, to the extent permitted by law and the Certificate of Incorporation.
ARTICLE XII.

MISCELLANEOUS
Section 1.Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of

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the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or such committee may determine. In the absence of such designation referred to in the first sentence of this Section 1, the officers of the Corporation shall have the power to execute and deliver the documents and to delegate and redelegate the power referred to above, to the extent incident to the normal performance of their duties.
Section 2.Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.
Section 3.Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof. In the absence of such resolution referred to in the immediately preceding sentence, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
Section 4.Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. In the absence of such designation referred to in the first sentence of this Section 4, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
Section 5.Number and Gender of Words. When the context so requires in these Bylaws, words of gender shall include either or both genders and the singular number shall include the plural.

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